As filed with the Securities and Exchange Commission on March 14, 1997
                                                  Registration No. ________

---------------------------------------------------------------------------
---------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------



                            THE ALLSTATE CORPORATION
               (Exact Name of Issuer as Specified in its Charter)

       DELAWARE                                         36-3871531
 (State of Incorporation)                  (I.R.S. Employer Identification No.)

                                2775 Sanders Road
                           Northbrook, Illinois 60062
              (Address and Zip Code of principal executive offices)


                          THE ALLSTATE CORPORATION
                  EXCLUSIVE AGENT INDEPENDENT CONTRACTORS
                               STOCK BONUS PLAN
                             (Full title of the Plan)
                                 -------------

                                 ROBERT W. PIKE
                  Vice President, Secretary and General Counsel
                            The Allstate Corporation
                                 Allstate Plaza
                           Northbrook, Illinois 60062
                                 (847) 402-6075
           (Name, address, and telephone number of agent for service)
                                  -------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------

                                 Proposed       Proposed
       Title of                   Maximum        Maximum
      Securities      Amount      Offering      Aggregate      Amount of
         to be         to be       Price        Offering      Registration
      Registered    Registered   Per Share 1     Price 1          Fee
-----------------   -----------  ---------       -----            ---
Common               1,000,000    $67.625       $67,625,000   $20,490.38
Stock, par             shares
value $.01 per
share

================    ===========  ==========     ==========    ============


1 Estimated pursuant to Rule 457(h) solely for the purpose of calculating the aggregate offering price and the amount of the registration fee based upon the average of the high and low prices reported for the shares on the New York Stock Exchange on March 11, 1997.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

                  The documents containing information specified in Part I (plan information and registrant information) will be sent or given to exclusive insurance agents of Allstate Insurance Company ("Allstate") or of Allstate's wholly-owned subsidiaries eligible to participate in The Allstate Corporation Exclusive Agent Independent Contractors Stock Bonus Plan (the "Plan") as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents need not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Allstate is a wholly-owned subsidiary of The Allstate Corporation (the "Company").

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3:  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed by the Company with the Commission are incorporated in and made a part of this Registration Statement by reference, as of their respective dates:

         (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1995, and Form 10-K/A filed August 27, 1996 amending the Company's Form 10-K for the year ended December 31, 1995;

         (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 1996;

         (3) the Company's Current Reports on Form 8-K dated September 30, October 8, December 6 and December 6, 1996;

         (4) the description of the Company's common shares under the caption "Description of Capital Stock" contained in the Company's prospectus dated June 2, 1993, filed with the Commission on June 4, 1993 pursuant to Rule 424(b) under the Securities Act and deemed to be a part of Allstate's Registration Statement on Form S-1 (File No. 33-59676); and

         (5) from the date of filing of such documents, all documents filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Except as so modified or superseded, such statement shall not be deemed to constitute a part of this Registration Statement.

ITEM 4:  DESCRIPTION OF SECURITIES

         Not applicable.


ITEM 5:  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The validity of the Company's Common Stock being registered hereby has been passed upon by Joseph T. Kane, Counsel, Corporate Law Department of Allstate Insurance Company, a wholly-owned subsidiary of the Company.


ITEM 6:  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the Delaware General Corporation Law (the "DGCL"), inter alia, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of any such threatened, pending or completed action or suit if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the shareholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

         Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145. The Company maintains policies insuring its and its subsidiaries' officers and directors against certain liabilities for actions taken in such capacities, including liabilities under the Securities Act.

         Article IV of the By-laws of the Company provides for indemnification of the directors and officers of the Company to the fullest extent permitted by law, as now in effect or later amended. In addition, the By-laws provide for indemnification against expenses incurred by a director or officer to be paid by the Company in advance of the final disposition of such action, suit or proceeding; provided, however, that an advancement of expenses will be made only upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall be ultimately determined that he is entitled to be indemnified by the Company. The By-laws further provide for a contractual cause of action on the part of directors and officers of the Company with respect to indemnification claims which have not been paid by the Company.

         The Company also has provided liability insurance for each director and officer for certain losses arising from claims or charges made against them while acting in their capacities as directors or officers of the Company.

         Article Ninth of the Company's Restated Certificate of Incorporation limits, to the fullest extent permitted by the DGCL, as the same exists or may be amended, the personal liability of the Company's directors to the Company or its stockholders for monetary damages for a breach of their fiduciary duty as directors. Section 102(b)(7) of the DGCL currently provides that such provisions do not eliminate the liability of a director (i) for a breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to the declaration of dividends and purchase or redemption of shares in violation of the DGCL), or
(iv) for any transaction from which the director derived an improper personal benefit.


ITEM 7:  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8:  EXHIBITS

         The Exhibits to this Registration Statement are listed in the Exhibit Index of this Registration Statement, which Index is incorporated herein by reference.


ITEM 9:  UNDERTAKINGS

         The Company hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i)      to include any prospectus required by Section 10
                           (a)(3) of the Securities Act;

                  (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cook County, State of Illinois, on March 11, 1997.


                            THE ALLSTATE CORPORATION

                                   By: /s/ Robert W. Pike
                                       ------------------
                                   Name:   Robert W. Pike
                                   Title:  Vice President, Secretary
                                            and General Counsel



         Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons on behalf of the Registrant in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Jerry D. Choate, Edward M. Liddy, Robert W. Pike and Thomas J. Wilson, and each of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.


SIGNATURE                          TITLE                                                   DATE
---------                          -----                                                   ----

/s/Jerry D. Choate                 Director, Chairman of the Board of                      March 11, 1997
------------------
Jerry D. Choate                    Directors, and Chief Executive Officer
                                   (Principal Executive Officer)


SIGNATURE                          TITLE                                                   DATE
---------                          -----                                                   ----

/s/Thomas J. Wilson                Vice President and Chief Financial                      March 11, 1997
-------------------
Thomas J. Wilson                   Officer (Principal Financial Officer)


/s/Samuel H. Pilch                 Controller (Principal Accounting Officer)               March 11, 1997
------------------
Samuel H. Pilch


/s/James G. Andress                Director                                                March 11, 1997
-------------------
James G. Andress


/s/Warren L. Batts                 Director                                                March 11, 1997
------------------
Warren L. Batts


-----------------                  Director                                                March 11, 1997
Edward A. Brennan


/s/James M. Denny                  Director                                                March 11, 1997
-----------------
James M. Denny


--------------------               Director                                                March 11, 1997
Christopher F. Edley


/s/Michael A. Miles                Director                                                March 11, 1997
-------------------
Michael A. Miles


SIGNATURE                          TITLE                                                   DATE
---------                          -----                                                   ----

/s/Nancy C. Reynolds               Director                                                March 11, 1997
--------------------
Nancy C. Reynolds


/s/ Joshua I. Smith                Director                                                March 11, 1997
-------------------
Joshua I. Smith


-----------------                  Director                                                March 11, 1997
Mary Alice Taylor



Exhibit                        EXHIBIT INDEX                                               Sequentially
Number                                                                                     Numbered Page
-------                                                                                    -------------

                             Description of Exhibit
                             ----------------------


4(a)              Restated   Certificate   of   Incorporation   of  the  Company
                  (incorporated  by reference  to Exhibit 3(a) of the  Company's
                  Quarterly  Report on Form 10-Q for the quarter ended September
                  30, 1995).                                                               N/A

4(b)              By-Laws of the Company  (incorporated  by reference to Exhibit
                  3(b) of the Company's  Annual Report on Form 10-K for the year
                  ended December 31, 1995).                                                N/A

4(c)              The Allstate Corporation Exclusive Agent Independent
                  Contractors Stock Bonus Plan.                                            14

5                 Opinion of Joseph T. Kane.                                               24

15                Acknowledgment of Deloitte & Touche LLP
                  regarding unaudited interim financial
                  information.                                                             26

23(a)             Consent of Joseph T. Kane (included in Exhibit 5).                       24

23(b)             Consent of Deloitte & Touche LLP.                                        27

                                       26

                                                                 Exhibit 4(c)


















                            THE ALLSTATE CORPORATION

                     EXCLUSIVE AGENT INDEPENDENT CONTRACTORS

                                STOCK BONUS PLAN

Section 1.
         Purpose  The  purpose  of  The  Allstate  Corporation  Exclusive  Agent
         -------
Independent Contractors Stock Bonus Plan is to encourage ownership of common stock in The Allstate Corporation by Exclusive Agent Independent Contractors of Allstate Insurance Company and its wholly-owned subsidiaries, to enable such Exclusive Agents to share in any appreciation in the value of the Company's common stock, and to provide an incentive for such Exclusive Agents to promote the success of the Company's business.


Section 2.
         Definitions
         -----------

2.01.    Allstate means Allstate Insurance Company.
         --------

2.02.    Company means The Allstate Corporation.
         -------

2.03     Company  Contribution  means  the  amount,  in  Shares  or  in  cash,
         ---------------------
contributed by the Company for each Year pursuant to Section 5 of the Plan on behalf of each Participant who is an Exclusive Agent on December 31 of that Year.

2.04      Compensation  means  all  commissions  and other  amounts  paid to an
          ------------
Exclusive Agent by Allstate or a Subsidiary in a Year, including compensation for such Year the Exclusive Agent has duly elected to defer pursuant to the Company's deferred compensation plan, but shall not include prizes and awards, award tax offsets or commissions paid for flood business and residual market business, including Joint Underwriting Association, Assigned Risk, Facility, Hawaii Hurricane Relief Fund and California Earthquake Authority business.

2.05      Exclusive  Agent means any person who is an insurance  agent under an
          ----------------
R3001 Exclusive Agency Agreement with Allstate or a Subsidiary or who is designated as a "Key Person" pursuant to an R3001A or R3001B Exclusive Agency Agreement between a corporation, a limited liability company or a partnership and Allstate or a Subsidiary.

2.06      Maximum  Operating  Earnings  Per Share means the amount of Operating
          ---------------------------------------
Earnings for a Year established by the Company as the level of Operating Earnings Per Share at which the Maximum Company Contribution shall be made to a Participant's Shares Account.

2.07      Operating  Earnings  shall  be  derived  from the  audited  financial
          -------------------
statements of the Company prepared in accordance with generally accepted accounting principles and is defined as Net Income (including catastrophe losses, but excluding accounting changes, after tax capital gains and losses, gains and losses from the disposition of a business and equity in net income of unconsolidated subsidiaries), but excluding:
         1. the operating results of a segment of a business, if there has been a decision to sell or discontinue such segment of a business, as well as the impact of any gain or loss resulting from decisions to sell or discontinue such segment of a business (the term "a segment of a business" refers to a component of an entity whose activities represent a separate major line of business or whose activities service a class of customer, or to legal entities that are 50% or more owned);
         and
         2. insurance ceded by the Company and its affiliates and payments made to any governmental entity or any private entity in order to limit the exposure of the Company and its affiliates to losses from natural disasters.

2.08      Operating  Earnings Per Share means  Operating  Earnings for the Year
          -----------------------------
divided by the weighted average number of shares of Company Common Stock outstanding, computed as the basis for primary Earnings Per Share in accordance with APB (Accounting Principles Board) Opinion No. 15, during the year.

2.09      Participant  means any Exclusive Agent who has elected to participate
          -----------
in the Plan in the manner described in Section 4.

2.10      Plan  means  The Allstate  Corporation  Exclusive  Agent  Independent
          ----
Contractors Stock Bonus Plan.

2.11      Plan Administrator means the Board of Directors of Allstate.
          ------------------

2.12      Recordkeeper  means the entity  appointed  by the Plan  Administrator
          ------------
pursuant to Section 11 to keep Plan and Shares Account records and to perform other duties as delegated by the Plan Administrator.

2.13      Shares means the Company's common stock, par value $.01.
          ------

2.14      Shares Account means the account established for each  Participant to
          --------------
contain Shares contributed by the Company, Shares purchased by the Trustee with Company cash contributions, and Shares purchased by the Trustee with dividends paid on Shares in the Shares Account.

2.15      Subsidiary  means any corporation  which is wholly-owned by Allstate,
          ----------
whether directly or indirectly.

2.16      Target  Operating  Earnings  Per Share  means the amount of Operating
          --------------------------------------
Earnings Per Share for a Year established by the Company as the level at which the Target Company Contribution shall be made to a Participant's Shares Account.

2.17      Target Company Contribution means the lesser of (i) $8,000 or (ii) 3%
          ---------------------------
of the Participant's Compensation for a Year.

2.18      Threshold  Operating Earnings Per Share means the amount of Operating
          ---------------------------------------
Earnings Per Share for a year established by the Company as the level at or below which the Minimum Company Contribution shall be made to a Participant's Shares Account.

2.19      Trustee means the entity appointed by the Plan Administrator pursuant
          -------
to Section 11 to act as trustee with respect to the Plan and with respect to Shares acquired for Participants, to make purchases of Shares on the open market with Company Contributions made in cash and with dividends distributed with respect to Shares in Shares Accounts,and to perform other duties as delegated by the Plan Administrator.

2.20      Year means the calendar year.
          ----


Section 3.
         Eligibility Any Exclusive Agent may participate in the Plan; provided,
         -----------                                                  ---------
however, that any provision of the Plan to the contrary notwithstanding, no individual who is subject to the reporting requirements and other limitations of section 16 of the Securities Exchange Act of 1934 with respect to equity securities of the Company may participate in the Plan.


Section 4.
         Elections to  Participate  and to Withdraw  Participation  An Exclusive
         ---------------------------------------------------------
Agent may enroll in the Plan by electing to do so, and by agreeing to be solely liable for payment of all Federal, state and local taxes, including taxes on self-employment income. The Plan Administrator or its delegate may provide for such elections pursuant to a written authorization form or by way of a telephonic voice election system("VES"). If a VES election is used, a written confirmation of such VES election shall be provided to the Participant. Elections shall be made during a time designated by the Plan Administrator. Persons who first become Exclusive Agents during a Year will be supplied with an election to enroll form and permitted to make an election during a time designated on such form. An election to participate in the Plan for a Year is irrevocable, but the Particepant may elect to withdraw from participation for a succeeding Year. Such withdrawal shall not prevent the Exclusive Agent from electing to enroll in the Plan for another Year.


Section 5.
         Company  Contribution  As soon as is  practical after the  Company has
         ---------------------
computed Operating Earnings Per Share for a Year, the Company shall contribute to the Trustee on behalf of each Participant who is an Exclusive Agent as of December 31 of that Year, Shares of a value, or cash in an amount, equal to:

         (i) 50% of the Target Company Contribution if the Company has not exceeded Threshold Operating Earnings Per Share for such Year (the "Minimum Company Contribution");

         (ii) 100% of the Target Company Contribution if the Company has attained Target Operating Earnings Per Share for such Year;

         (iii) 150% of the Target Company Contribution if the Company has attained Maximum Operating Earnings Per Share for such Year (the "Maximum Company Contribution").

         If the Company elects to make the Company Contribution in Shares, each Share shall have a value equal to the mean between the high and low price per Share,as is reported on the New York Stock Exchange Composite Tape, on the business day immediately preceding the date on which the Company Contribution is made. If the Company elects to make the Company Contribution in cash, the Trustee shall purchase Shares for the Participants on the open market as soon as is practicable after the Custodian's receipt of such cash, and each Share purchased shall be valued at the average purchase price of all Shares purchased with such cash contribution.

         The amount of the Company Contribution shall be increased ratably between the Minimum Company Contribution and the Target Company Contribution to the extent that Threshold Operating Earnings Per Share for a Year are exceeded but Target Operating Earnings Per Share for such Year are not attained; and the amount of the Company Contribution shall be increased ratably between the Target Company Contribution and the Maximum Company Contribution to the extent that Target Operating Earnings Per Share for a Year are exceeded but Maximum Operating Earnings Per Share for such Year are not attained. In no event shall the Company Contribution for any Year exceed the Maximum Company Contribution.


Section 6.

         Accounts  A  separate  Shares  Account  will be  established  for  each
         --------
Participant by the Recordkeeper  appointed by the Plan Administrator pursuant to
Section 11. The Shares Account shall contain a record of Shares contributed by the Company, or purchased by the Trustee with cash contributed by the Company and with cash dividends on Shares in the Shares Account. The Recordkeeper will provide each Participant with a statement of his Shares Account at least annually, which statement will reflect the value of the Participant's Shares Account as of the last day of the period reported. A Participant shall have a nonforfeitable right to all Shares in his or her Shares Account, subject to restrictions on transferability and withdrawal set forth in the Plan.

Section 7.

         Dividends  on  Shares  Dividends  with  respect  to  Shares held  in a
         ---------------------
Participant's Shares Account will be reinvested by the Trustee in Shares which the Trustee shall purchase on the open market as soon as is practicable after receipt of the dividends. Each Share purchased with dividend proceeds shall be valued at the average purchase price of all Shares purchased with the proceeds of such dividend.


Section 8.
         Withdrawals Unless there has occurred a termination of participation as
         -----------
described in Section 9, below, Shares in a Shares Account may not be withdrawn until after the fifth anniversary of their contribution to, or their purchase for, such account. An election for a withdrawal pursuant to this Section 8 shall be made on a form supplied by the Recordkeeper. The Recordkeeper shall advise the Trustee of the number of Shares to be withdrawn, and the Trustee shall distribute the Shares to the Participant. Fractional Shares shall not be distributed. In lieu thereof, cash in an amount equal to the value of the fractional Share shall be distributed.


Section 9.
         Termination  of  Participation   The  Plan  shall  terminate  as  to a
         ------------------------------
Participant upon the earlier to occur of (i) termination of the Participant's status as an Exclusive Agent, or (ii) the Participant's death, and the Shares shall be distributed by the Trustee to the Participant(or to the Participant's designated beneficiary or to his estate, in case termination occurs due to Participant's death) as soon as is practicable after the Trustee receives notice of such event from the Company. Prior to making any distribution, the Trustee shall consult with the Recordkeeper to verify the number of Shares in the Participant's Shares Account. Fractional Shares shall not be distributed. In lieu thereof, cash in an amount equal to the value of the fractional Share shall be distributed.

Section 10.
         Transferability of Shares Shares in a Participant's Shares Account may
         -------------------------
not be transferred, nor may a Participant's interest in such Shares be assigned. A Participant may designate a beneficiary or beneficiaries to receive the Shares in his Shares Account in the event of his death. Such beneficiary designation may be amended or revoked by the Participant at any time. Distribution by the Trustee will be made in accordance with such designation, to the extent it is valid and enforceable under applicable law. If there is no such valid designation of a beneficiary who is surviving upon the death of the Participant, distribution of the Participant's Shares shall be made by the Trustee to the Participant's estate.


Section 11.
         Administration   Allstate's  Board  of  Directors shall  be  the  Plan
         --------------
Administrator shall have full power to construe and interpret the Plan, to establish and amend rules for its administration and to correct any defect or omission and to reconcile any inconsistency in the Plan to the extent the Plan Administrator deems desirable to carry the Plan into effect. Any decisions of the Plan Administrator in the administration of the Plan shall be final and conclusive. The Plan Administrator may delegate all or any part of its authority to any officer or employee of Allstate or to any consultant under contract to act as Recordkeeper or Trustee under the Plan, and may authorize any officer or employee of Allstate to execute and deliver documents on behalf of the Plan Administrator. The Plan Administrator and each officer or employee of Allstate to whom duties or powers shall be delegated in connection with the Plan shall incur no liability with respect to any action taken or omitted to be take in connection with the Plan and shall be fully protected in relying in good faith upon the advice of counsel, to the fullest extent permitted under applicable law.


Section 12.
         Stockholder  Rights  Except for  restrictions  on  transferability and
         -------------------
withdrawal set forth in the Plan, Participants shall have all rights of beneficial ownership of shares held in their Shares Accounts, including voting rights attributable to the Shares. The

Trustee will cause to be mailed to each Participant copies of the same materials as are sent to other beneficial owners of Shares, with the request that the Participant give voting instructions with respect to the Shares held in the Participant's Shares Account. Participants may also attend any stockholders meeting and vote Shares in their Shares Account at such meeting. Participants who wish to attend such meetings should obtain written verification from the Trustee of their status as Company stockholders.


Section 13.
         Amendment or  Termination of Plan The Board of Directors of the Company
         ---------------------------------
may at any time amend or terminate the Plan.

Section 14.
         Effect on Status of Participants Neither the adoption of this Plan, its
         --------------------------------
operation, nor any documents describing or referring to this Plan (or any part thereof) shall confer upon any individual, including any Participant, any right to continue to sell the insurance policies of Allstate or a Subsidiary or to provide services on behalf of Allstate or a Subsidiary, or affect any right or power of Allstate or a Subsidiary to terminate the agency relationship of any individual, including any Participant, at any time with or without assigning a reason therefor.


Section 15.
         Administration  Expenses  and  Brokerage  Fees  Brokerage  fees for any
         ----------------------------------------------
purchases of Shares with Company Contributions made in cash and with dividend distributions, and all expenses of administering the Plan shall be borne by Allstate.


Section 16.
         Rules of  Construction  Headings are given to the sections of this Plan
         ----------------------
solely as a convenience to facilitate reference. In the construction of the Plan, the masculine shall include the feminine and the singular the plural in all cases where such meanings are indicated by the context.

Section 17.
         Governing Law  The Plan shall be construed, administered and enforced
         -------------
in accordance with the laws of the State of Illinois.


Section 18.
         Effective Date The Plan was adopted by the Company's Board of Directors
         --------------
on February 5, 1997, to be effective as of January 1, 1997.

                                                              EXHIBIT 5


                                           THE ALLSTATE
                                           CORPORATION


                                           2775 Sanders Road, Suite A8
                                           Northbrook, Illinois  60062-6127
                                           ----------------------------------

                                           Joseph T. Kane
                                           Counsel


                                                              March 14, 1997



The Allstate Corporation
Allstate Plaza
Northbrook, IL 60062

Ladies and Gentlemen:

         A Registration Statement on Form S-8 ("Registration Statement") is being filed on or about the date of this letter with the Securities and Exchange Commission to register 1,000,000 shares of common stock, par value $.01 per share (the "Common Stock"), of The Allstate Corporation (the "Company") which may from time to time be offered in connection with The Allstate Corporation Exclusive Agent Independent Contractors Stock Bonus Plan (the "Plan"). This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended.

         In connection with this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to my satisfaction, of
(i) the Registration Statement, ((ii) the Restated Certificate of Incorporation of the Company as currently in effect, (iii) the By-laws of the Company as currently in effect, and (iv) resolutions of the Board of Directors of the Company relating to the filing of the Registration Statement and related matters. I have also examined originals or copies, certified or otherwise identified to my satisfaction, of such records of the Company and such other agreements, instruments, and documents of the Company, and have made such other investigations, as I have deemed necessary or appropriate as a basis for the opinions set forth herein.

         I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified to photostatic copies and the authenticity of the originals of such latter documents. In making my examination of documents executed by parties other than the Company, I have assumed that such parties had the power, corporate and otherwise, to enter into and perform their respective obligations thereunder and have also assumed the due authorization by all requisite action, corporate and otherwise, and the execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinion expressed herein, I have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

         Based upon and subject to the foregoing, it is my opinion that the shares of Common Stock have been duly authorized and, when issued pursuant to the Plan, will be validly issued, fully paid and non-assessable.

         I  consent  to the  inclusion  of this  opinion  as an  exhibit  to the
Registration   Statement  referred  to  above  and  to  the  reference  in  such
Registration Statement.

                                                              Very truly yours,



                                                              Joseph T. Kane

                                                              Exhibit 15






The Allstate Corporation
Allstate Plaza
Northbrook, IL


We have reviewed, in accordance with standards established by the American Institute of Certified Public Accountants, the unaudited interim financial information of The Allstate Corporation and subsidiary for the periods ended September 30, 1996 and 1995, as indicated in our report dated November 13, 1996; because we did not perform an audit, we expressed no opinion on that information.

We are aware that our report referred to above, which was included in your Quarterly Report on Form 10-Q for the quarter ended September 30, 1996, is being used in this Registration Statement.

We are also aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration
Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.







Chicago, Illinois
March 11, 1997

                                                              Exhibit 23(b)





                          INDEPENDENT AUDITORS' CONSENT





We consent to the incorporation by reference in this Registration Statement of The Allstate Corporation on Form S-8 of our reports dated March 1, 1996, appearing in and incorporated by reference in the Annual Report on Form 10-K of The Allstate Corporation for the year ended December 31, 1995.






Chicago, Illinois
March 11, 1997